Exhibit 99.2

EyePoint Pharmaceuticals Promotes Jay S. Duker, M.D. to President and Chief Operating Officer

Dr. Duker has served as EyePoint’s Chief Operating Officer since November 2021

WATERTOWN, Mass., January 4, 2023 (GLOBE NEWSWIRE) – EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a pharmaceutical company committed to developing and commercializing therapeutics to improve the lives of patients with serious eye disorders, today announced that Jay S. Duker, M.D., who has served as the company’s Chief Operating Officer (COO) since November 2021, has been promoted to the additional role of President. In addition to continuing to oversee his duties as COO, in his expanded role, Dr. Duker will also oversee regulatory affairs.

“Jay has been a tremendous asset to our team since he joined as COO, and we look forward to continuing to benefit from his strong leadership in his additional role as President. Jay has helped to strengthen our organization in the past year, as we made significant progress across our pipeline of exciting and innovative ocular products, including reporting positive data for our Phase 1 DAVIO trial in wet AMD and the initiation of two Phase 2 trials for EYP-1901,” said Nancy Lurker, CEO of EyePoint Pharmaceuticals.

“It has been a privilege working with the talented team at EyePoint on our mission to bring innovative ocular therapies to patients with serious eye disorders. I am excited to expand my role in the company, as we advance the clinical trials of our sustained release anti-VEGF, EYP-1901, which acts through a unique mechanism of action. We hope that EYP-1901 proves to be a safe, effective, and well tolerated six-month treatment option for patients with wet AMD and a potential nine-month treatment for those with non-proliferative diabetic retinopathy,” said Dr. Duker.

Prior to serving as Chief Operating Officer at EyePoint, Dr. Duker held earlier roles at EyePoint as Chief Strategic Scientific Officer on a part-time basis beginning in 2020, after having served as an independent member of EyePoint’s Board of Directors since 2016. Previously, Dr. Duker was the Director of the New England Eye Center and Chair of Ophthalmology at Tufts Medical Center and the Tufts University School of Medicine. Dr. Duker also co-founded several start-ups, including Hemera Biosciences, a gene therapy company that developed an anti-complement treatment for dry macular degeneration, which was acquired by Janssen in 2020. In addition, Dr. Duker is currently the Chair of the Board of Sesen Bio, a publicly traded clinical stage biopharmaceutical company. He has published more than 300 journal articles related to ophthalmology and is co-author of Yanoff and Duker’s Ophthalmology, a best-selling ophthalmic textbook. Dr. Duker received an A.B. from Harvard University and an M.D. from the Jefferson Medical College of Thomas Jefferson University.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals (Nasdaq: EYPT) is a pharmaceutical company committed to developing and commercializing therapeutics to help improve the lives of patients with serious eye disorders. The Company's pipeline leverages its proprietary Durasert® technology for sustained intraocular drug delivery including EYP-1901, an investigational sustained delivery intravitreal anti-VEGF treatment currently in Phase 2 clinical trials. The proven Durasert drug delivery platform has been safely administered to thousands of patients' eyes across four U.S. FDA approved products, including YUTIQ® for the treatment of posterior segment uveitis, which is currently marketed by the Company. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the use of proceeds for the offering and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, this includes uncertainties regarding the timing and clinical development of our product candidates, including EYP-1901; the potential for EYP-1901 as a novel sustained delivery treatment for serious eye diseases, including wet age-related macular degeneration and non-proliferative diabetic retinopathy; the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the success of current and future license agreements; our dependence on contract research organizations, co-promotion partners, and other outside vendors and service providers; effects of competition and other developments affecting sales of our commercialized products, YUTIQ® and DEXYCU®; the loss of pass-through reimbursement status for DEXYCU at the end of 2022; market acceptance of our products; product liability; industry consolidation; compliance with environmental laws; risks and costs of international business operations; volatility of stock price; possible dilution; absence of dividends; the continued impact of the COVID-19 pandemic on EyePoint's business, the medical community and the global economy and the impact of general business and economic conditions; protection of our intellectual property and avoiding intellectual property infringement; retention of key personnel; manufacturing risks; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. EyePoint undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For EyePoint Pharmaceuticals:

Investors:

Christina Tartaglia

Stern IR

Direct: 212-698-8700

christina.tartaglia@sternir.com

Media Contact:

Amy Phillips

Green Room Communications

Direct: 412-327-9499

aphillips@greenroompr.com